EXHIBIT 10.10F

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this    “Agreement”), dated as of ________ (the “Grant Date”), is entered into between Metaldyne  Performance Group Inc., a Delaware corporation (the “Company”), and ________ (the “Optionee”).

A.The Company has adopted the Metaldyne Performance Group Inc. 2014 Equity Incentive Plan, as it may be amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan;

B.For purposes of this Agreement, “Employer” means the entity (the Company or Subsidiary) that employs the Optionee.

C.The Optionee is being granted an option to purchase the number of Company shares of common stock, par value US$0.001 per share (the “Shares”), listed on the signature page hereto (the “Option”), on the terms and subject to the conditions set forth in this Agreement and in the Plan; and

D.The  Optionee  either  (i)  is  a  party  to  the  Stockholders’  Agreement or (ii) will become a party to the Stockholders’ Agreement prior to the exercise of Options.

THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the Company and the Optionee agree as follows:

1.Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Addendum” shall have the meaning ascribed to such term in Section 19 of this Agreement.

“Agreement” shall have the meaning ascribed to such term in the preamble hereto.

“Company” shall have the meaning ascribed to such term in the  preamble hereto.

“Company  Group”  shall  have  the  meaning  ascribed  to  such  term   in Section 8(a) of this Agreement.

“Competitive Business” shall have the meaning ascribed to such term in Section 8(b)(ii) of this Agreement.

“Customer” shall have the meaning ascribed to such term in Section 8(b)(i) of this Agreement.

“Employer,” shall have the meaning ascribed to such term in the recitals hereto.

“Exercise  Notice”  shall  have  the  meaning  ascribed  to  such  term     in Section 5(a) of this Agreement.

“Exercise Price” shall have the meaning ascribed to  such  term  in  Section 2(a) of this Agreement.

“Grant  Date”  shall  have  the  meaning  ascribed  to  such  term  in    the preamble hereto.

“Option” shall have the meaning ascribed to such term in the recitals hereto.

“Option  Shares”  shall  have  the  meaning  ascribed  to  such  term       in Section 2(a) of this Agreement.

“Option Term” shall have the meaning ascribed to such term in Section 3 of this Agreement.

“Optionee” shall have the meaning ascribed to such term in the preamble hereto.

“Person” shall mean any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

“Personal Data” shall have the meaning ascribed to  such  term  in  Section 18 of this Agreement.

“Plan” shall have the meaning ascribed to such term in the recitals hereto.

“Protective Agreements” shall have the meaning ascribed to such term   in Section 8(b) of this Agreement.

“Restricted Period” shall have the meaning ascribed to such term in Section 8(b)(i) of this Agreement.

“Service Term” shall have the meaning  ascribed  to  such  term  in  Section 8(b)(i) of this Agreement.

“Shares” shall have the meaning ascribed to such term in the recitals hereto.

“Stockholders’ Agreement” means that certain Stockholders’  Agreement, dated as of August 4, 2014, by and among the Company, ASP MD Investco LP, ASP HHI Investco LP, ASP Grede Investco LP, and the minority investors identified therein, as it may be amended from time to time.

“Tax-Related Items” shall have the meaning ascribed to such term in Section 6(a) of this Agreement.

“U.S.” shall have the meaning ascribed to such term in Section 5(d) of this Agreement.

“Vesting   Date”   shall   have   the   meaning   ascribed   to   such   term in Section 4(a) of this Agreement.

2.Grant of Option; Option Price.

(a)On the terms and subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee the Option to purchase up to 7169 Shares (the “Option Shares”) at an exercise price of US $ 15.08 per Share, which is not less  than  Fair  Market  Value  (the  “Exercise  Price”)  as  of  the Grant Date. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b)The Company agrees that at all times there shall be made available for issuance upon exercise of the Option the Option Shares (or the remaining unexercised portion of the Option, if less) without regard to whether or the extent to which the Option is then exercisable, and that the par value of those Option Shares will at all times be less than the Exercise Price.   The Company further represents and agrees that all Option Shares which may be issued upon the exercise of the Option will, upon issuance, be validly issued, fully paid and nonassessable and free from liens and charges arising from actions of the Company with respect to the issuance thereof.

(c)The Optionee hereby (i) agrees and acknowledges that the Optionee has received and read a copy of the Stockholders’ Agreement and (ii) agrees that, if the Optionee was not a party thereto prior to the Grant Date, then by execution of this Agreement, the Optionee shall become, effective as of the Grant Date, a party to the Stockholders’ Agreement with respect to  all Shares beneficially owned by the Optionee both before and after the Grant Date and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders’ Agreement as though an original party thereto, and shall be deemed, and is hereby admitted as, an “Additional Management Investor,” for all purposes thereof.

3.Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth (10th) anniversary of the Grant Date, unless the Option shall theretofore have been terminated in accordance with the terms of this Agreement or the Plan. In no event shall the Option be exercisable on or after the end of the Option Term. To the extent the Option is not exercised prior to the end of the Option Term (or any earlier date pursuant to the terms of this Agreement and the Plan), it shall be canceled and forfeited.

4.Vesting.

(a)General. Unless accelerated as otherwise provided in Section 4(b), the Option shall vest and become exercisable as follows:

(i)on the first anniversary of the Grant Date, one-third of the total number of Option Shares may be purchased;

(ii)on the second anniversary of the Grant Date, two-thirds of the total  number of Option Shares may be purchased; and

(iii)on the third anniversary of the Grant Date, the Option may be exercised in full (each such anniversary, a “Vesting Date”).

The Option is not earned and the Optionee has no right to purchase the underlying Shares until  an event described above occurs. The Option will continue to vest so long as the Optionee continues to provide Service to the Company or any of its Subsidiaries through such Vesting Date.

(b)Death; Disability. Upon the Optionee’s termination of Service by reason of death or Disability prior to any Vesting Date, the Optionee shall vest in a pro rata portion of the Option equal to the product (rounded to the nearest whole Share) of (i) the number of Option Shares scheduled to vest as of the next applicable Vesting Date and (ii) a fraction, the numerator of which is the number of calendar days that have elapsed since the preceding Vesting Date (or, if none of the Vesting Dates has occurred, then the Grant Date) and the denominator of which is  the number of calendar days from the preceding Vesting Date (or, if none of the Vesting Dates has occurred, then the Grant Date) to the next applicable Vesting Date.

5.Procedure for Exercise.

(a)The Option may be exercised with respect to the Option Shares that are exercisable, from time to time, in whole or in part, through the Company’s employee benefits portal maintained through Fidelity Stock Plan Services (or through such alternate method of exercise as may be set forth by the Company in a written notice to the Optionee from time to time). In the absence of any such designated method, the Option may be exercised with respect  to the Option Shares that are exercisable by delivery of a written notice (the “Exercise Notice”) from the Optionee to the Company at its principal executive office, at least ten (10) days before the date on which the Optionee wishes to exercise the Option (or by such alternate method of exercise set forth by the Company in a written notice to the Optionee), which Exercise Notice shall:

(i)state that the Optionee elects to exercise the Option;

(ii)specify the number of Shares with respect to which the Optionee is exercising the Option;

(iii)include any representations of the Optionee as may be required under Section 10 hereof,

(iv)in the event that the Option shall be exercised by the representative of the Optionee’s estate pursuant to Section 11, include appropriate proof of the right of such Person to exercise the Option;

(v)state the date upon which the Optionee desires to consummate the purchase of such Shares (which date must be prior to the termination of the Option); and

(vi)comply  with  such  further  provisions  as  the  Company  may reasonably require.

(b)Payment of the Exercise Price for the Shares to be purchased upon exercise of the Option shall be made by the Company reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value on the date of exercise equal to the Exercise Price. Alternatively, upon prior approval by the Company (or the Board, if required), payment of the Exercise Price for the Shares to be purchased may be made:

(i)in cash or by a cash equivalent acceptable to the Board, or, to the extent permitted by the Board in its sole discretion;

(ii)by delivering other previously acquired Shares having a Fair Market Value equal to the Exercise Price;

(iii)through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the Exercise Price;

(iv)by a combination of the methods described above; or

(v)by such other method as may be approved by the Board.

In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such methods described above for the payment of the Exercise Price or as may be approved by the Board.

(c)Subject to the immediately following sentence, after payment of the Exercise  Price for the Shares by the Optionee, the Company shall, on the date such Shares are purchased by the Optionee, deliver to the Optionee an original certificate representing the Shares, if any. Notwithstanding anything herein or in the Stockholders’ Agreement to the contrary, the Optionee’s obligations under Section 5.6 of the Stockholders’ Agreement (Non-Competition; Non-Solicitation) shall apply only during the Service Term and until the twelve (12) month anniversary of the date the Optionee ceases to be employed by the Company and its affiliates; provided that the provisions of Section 5.6 of the Stockholders’ Agreement shall only apply to the Optionee to the extent the Optionee is not subject to a separate non-compete or non-solicit agreement with the Company or its affiliates.

(d)Notwithstanding any provision within the Agreement to the contrary, if the Optionee is resident or employed outside of the United States (“U.S.”), the Board may require that the Optionee exercise the Option in a method other than as specified above, may require the Optionee to exercise the Option only by means of a broker-assisted cashless exercise (either a cashless “sell-all” exercise and/or a cashless “sell-to-cover” exercise) as it shall determine in its sole discretion, or may require the Optionee to sell any Shares acquired under the Plan immediately or within a specified period following the Optionee’s termination of Service (in which case, the Company shall have the authority to issue sales instructions in relation to such Shares on the Optionee’s behalf pursuant to this authorization without further consent).

6.Responsibility for Taxes; Tax Withholding.

(a)The Optionee acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan  and legally applicable to the Optionee (“Tax-Related Items”), is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to the Option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related  Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax- Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee may make a payment to the Company or Employer in cash or by cash equivalent acceptable to the Board. Further, the Optionee authorizes the Company, the Employer or agent of the Company or Employer to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)withholding from the Optionee’s wages or other cash compensation paid  to the Optionee by the Company or the Employer;

(ii)through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the Tax- Related Items;

(iii)through a voluntary or mandatory sale of Shares acquired upon exercise of the Option, as arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent);

(iv)by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value on the date of exercise equal to the Tax-Related Items;

(v)by a combination of the methods described above; or

(vi)by such other method as may be approved by the Board.

(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory minimum withholding rates  (as determined by the Company in good faith and in its sole discretion) or other applicable withholding rates, including maximum applicable rates, in which case the Optionee will receive  a refund of any over-withheld amount in cash and will have no entitlement to the share equivalent. If the obligation for Tax-Related Items is satisfied by withholding from the Shares otherwise deliverable upon the exercise of the Option, for tax purposes, the Optionee is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d)The Company shall be entitled to require as a condition of delivery of the Shares that the Optionee has satisfied all Tax-Related Items in a manner specified in Section 6(b).

7.Termination of Service with the Company and its Subsidiaries. Notwithstanding  anything in this Agreement to the contrary, any portion of the Option which is not exercisable upon the Optionee’s termination of Service with the Company or any of its Subsidiaries for any reason shall terminate as of the date on which such termination of Service occurs; provided that if Optionee’s Service terminates for Cause, the Option, whether exercisable or nonexercisable, shall be deemed to have terminated as of the day preceding such termination of Service. Notwithstanding the foregoing, upon an Optionee’s (i) termination of Service due to death or Disability, the Optionee (or the Optionee’s representative) shall be entitled to exercise any portion of the Option that was exercisable on the date of termination of Service, including pursuant to Section 4(b) of this Agreement, until (a) the date which is six (6) months after such date of termination of Service, or (b) the end of the Option Term, if earlier or (ii) termination of Service other than for Cause, death or Disability, the Optionee (or the Optionee’s representative) shall be entitled to exercise any portion of the Option that was exercisable on the date of such termination of Service until (a) the date which is thirty (30) days after such date of termination of Service, or (b) the end of the Option Term, if earlier.

8.	Non-Competition; Non-Solicitation.

(a)The following provisions of this Section 8 shall apply to the Optionee during any time period applicable hereunder and shall be in addition to any other non-compete, non-solicit or other similar agreement with the Company or any of its Subsidiaries or affiliates (as used in this Section 8, the “Company Group”).

(b)The Optionee acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and accordingly agrees as follows (the “Protective Agreements”):

(i)During the term of Service of the Optionee with the Company Group (“Service Term”) and, for the one (1) year period following the date the Optionee ceases to be employed by the Company Group for any reason (the “Restricted Period”), the Optionee shall not, whether on the Optionee’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly: (A) solicit, divert, or attempt to solicit or divert from the Company Group any work or business related to the nature of the business of the Company Group from any Customer (as defined below) of the Company Group, except to the extent required in order to carry out the Optionee’s duties and obligations to the Company Group, (B) request, induce or advise any such Customer to withdraw, decrease or cancel any business with the Company  Group or (C) contact, solicit, or interfere with any Person who provides products or services to the Company Group for the purpose of causing such Person to cease providing such products or services to the Company Group. For purposes of this Section 8, a “Customer” means any Person or business (y) that the Optionee has actually sold or delivered any Company Group services or products to, or to which the Optionee has been exposed through Company Group meetings or marketing efforts, and (z) that the Optionee has contacted, orally, in writing or in person, to solicit, sell and/or deliver Company Group services or products to, or to which the Optionee has been exposed through Company Group meetings or marketing efforts, in each case during the twelve (12) months preceding the date of the Optionee’s termination from the Company Group’s employ.

(ii)During the Service Term and the Restricted Period, the Optionee shall not directly or indirectly work for or provide consulting, financial or other services to, engage in, conduct, manage or operate, or acquire or own any capital stock of or other equity interest in, any Person or business anywhere in the world that competes with the business of the Company  Group (including, without limitation, businesses which the Company Group have specific plans to conduct in the future and of which the Optionee is aware) (a “Competitive Business”); provided that nothing in this Section 8(b)(ii) shall be deemed to prohibit the acquisition or holding of not more than two percent (2%) of the shares or other securities of a publicly traded entity involved in a Competitive Business as long the Optionee is not an employee, officer, director, consultant, independent contractor, or agent of, or otherwise providing services to, directly or indirectly, such entity and is not a controlling person of, or a member of a group which controls, such entity.

(iii)During the Restricted Period, the Optionee shall not, whether on the Optionee’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly,

(A) employ, engage or retain any individual who is an employee, consultant or independent contractor of the Company Group during such Restricted Period, or had been an employee, consultant or independent contractor of the Company Group within six (6) months prior to the last day of the Service Term or (B) solicit, induce or persuade in any way any such individual to terminate or modify his or her employment or service relationship with the Company Group.

(c)Optionee agrees that the covenants set forth in this Section 8 are reasonable covenants under the circumstances, and further agrees that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as such court shall deem necessary to cause the provisions hereof (as modified) to be valid and enforceable and to enforce the remainder of the covenants as so amended.  Optionee agrees   that any breach of any covenant contained in this Section 8 would irreparably injure the Company. Accordingly, Optionee agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, shall be entitled to a decree or order of specific performance and an injunction against Optionee from any court having jurisdiction over the matter restraining any further violation of this Section 8 without proof of actual damages.

(d)If the Optionee breaches the non-competition or non-solicitation terms of the Protective Agreements, any settlement, payment or delivery made pursuant to this Agreement during the one (1) year period prior to the breach of the Protective Agreements shall be rescinded. The Company shall notify the Optionee in writing of any such rescission within  ninety (90) days of the date it acquires actual knowledge of such breach. Within ten (10) days after receiving such a notice from the Company, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the settlement, payment or delivery pursuant to this Agreement. Such payment shall be made either in cash or by returning  to the Company the number of Shares that the Optionee received in connection with the  rescinded settlement, payment or delivery.

9.No Rights as a Stockholder. The Optionee shall not have any rights or privileges of a stockholder with respect to any of the Shares subject to the Option until the date of acceptance  by the Company of payment for such Shares pursuant to the exercise of the Option in accordance with the terms and conditions set forth in this Agreement and until the Optionee has become a party to and bound by the Stockholders’ Agreement.

10.Additional Provisions Related to Exercise. In the event of the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act relating to the Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Shares are being acquired for investment only and not with a view to the distribution thereof except in compliance with the Act, and the Optionee shall provide the Company with such further representations and warranties as the Board may reasonably require in order to ensure compliance with applicable federal and state securities, “blue sky” and other laws. No Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

11.	Restriction on Transfer.

(a)Unless otherwise approved by the Board, the Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee should die during the Option Term, the portion of the Option which is exercisable at such time shall thereafter be exercisable by the representative of his estate to the full extent to which it was exercisable by the Optionee at the time of his death. The Option shall not be subject to lien execution, lien attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy  of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(b)All Shares issued to the Optionee upon exercise of the Option shall be subject to the restrictions contained in the Stockholders’ Agreement until termination of any such restrictions in accordance with the Stockholders’ Agreement.

12.Restrictive Legend. All stock certificates representing shares issued upon exercise of the Option shall, unless otherwise determined by the Board, have affixed thereto a legend substantially in the form set forth in the Stockholders’ Agreement.

13.Nature of Grant. In accepting the grant of the Option, the Optionee acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and limited in duration, and it may be modified, amended, suspended or terminated by the Company, in its sole discretion, at any time;

(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future Option grants, or benefits in lieu of Options, even if Options have been granted in the past;

(c)all decisions with respect to future grants of Options or other grants, if any, will  be at the sole discretion of the Company, including, but not limited to, the form and timing of the grant, the number of Shares subject to the grant, and the vesting provisions applicable to the grant;

(d)the grant of the Option and the Optionee’s participation in the Plan shall not  create a right to employment or be interpreted as forming an employment or service contract  with the Company, the Optionee’s Employer, or any Subsidiary or affiliate of the Company and shall not interfere with the ability of the Employer to terminate the Optionee’s employment or Service relationship;

(e)the Optionee is voluntarily participating in the Plan;

(f)the Option and the Option Shares are not intended to replace any pension rights or compensation;

(g)the Option, the Option Shares and the value of same, is an extraordinary item of compensation outside the scope of the Optionee’s employment (and employment  contract, if any) and is not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)the future value of the Option Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)unless otherwise determined by the Board in its sole discretion, a termination of Service shall be effective from the date on which active employment or Service ends and shall not be extended by any statutory or common law notice of termination period; the Board shall have the exclusive discretion to determine when a termination of Service occurs for purposes of this Option grant;

(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from a termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any), and in consideration of the grant of the Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Company, the Employer or any  affiliate of the Company, waive the Optionee’s ability, if any, to bring any such claim, and releases the Company, the Employer and all affiliates of the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k)unless otherwise provided herein, in the Plan or by the Company in its discretion, the Option grant and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Shares; and

(l)neither the Company, the Employer, nor any affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the

U.S. dollar that may affect the value of the Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise of the Option.

14.Not a Public Offering. If the Optionee is resident or employed outside the U.S., neither the grant of the Option nor the delivery of Shares upon exercise of the Option is intended to be a public offering of securities in the Optionee’s country of residence (or country of employment, if different). The Company has not submitted any registration  statement, prospectus or other  filings with the local securities authorities (unless otherwise required under local law), and the Option is not subject to the supervision of the local securities authorities.

15.No Advice Regarding Grant.  No employee of the Company or its affiliates is permitted  to advise the Optionee on whether the Optionee should purchase Shares under the Plan. Investment in the Company’s Shares involves a degree of risk.  Before deciding to acquire  Shares pursuant to this Option, the Optionee should carefully consider all risk factors relevant to the acquisition of Shares under the Plan and carefully review all of the materials related to this Option and the Plan. In addition, the Optionee should consult with the Optionee’s own financial advisor and legal advisor for professional investment advice.

16.Insider Trading/Market Abuse Laws. The Optionee’s country of residence may have insider trading and/or market abuse laws that may affect the Optionee’s ability to acquire or sell Shares under the Plan during such times the Optionee is considered to have “inside information” (as defined in the laws in the Optionee’s country).  These laws may be the same or different from any Company insider trading policy. The Optionee acknowledges that it is the Optionee’s responsibility to be informed of and compliant with such regulations, and the Optionee is advised to speak to the Optionee’s personal advisor on this matter.

17.Repatriation; Compliance with Law. If the Optionee is resident or employed outside the U.S., the Optionee agrees to repatriate all payments attributable to the Shares and/or cash acquired under the Plan in accordance with applicable foreign exchange rules and regulations in the Optionee’s country of residence (and country of employment, if different). In addition, the Optionee agrees to take any and all actions, and consents to any and all actions taken by the Company and its Subsidiaries and affiliates, as may be required to allow the Company and its Subsidiaries and affiliates to comply with local laws, rules and/or regulations in the Optionee’s country of residence (and country of employment, if different). Finally, the Optionee agrees to take any and all actions as may be required to comply with the Optionee’s personal obligations under local laws, rules and/or regulations in the Optionee’s country of residence and country of employment, if different).

18.Consent to Collection/Processing/Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies the Optionee of the following in relation to the Optionee’s personally identifiable data (“Personal Data”) and the collection, processing and transfer of such data in relation to the Company’s grant of the Option and participation in the Plan. The collection, processing and transfer of Personal Data is necessary  for the Company’s administration of the Plan and the Optionee’s participation in the Plan, and although the Optionee has the right to deny or object to the collection, processing and transfer of Personal Data, the Optionee’s denial and/or objection to the collection, processing and transfer of Personal Data may affect the Optionee’s participation in the Plan. As such, the Optionee voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of Personal Data as described herein:

(a)The Company and the Employer hold certain Personal Data about the Optionee, including (but not limited to) the Optionee’s name, home address and telephone number, date of birth, social security number (resident registration number or tax identification number) or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all entitlements to Shares (or cash) awarded, canceled, purchased,  vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan. The Personal Data may be provided by the Optionee or collected, where lawful, from the Company, its affiliates and/or third parties, and the Company and the Employer will process the Personal Data in this context for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Personal Data processing will take place through electronic and non-electronic means correlated to the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Optionee’s country of residence (or country of employment, if different). Personal Data will be accessible within the organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the participation in the Plan.

(b)The Company and the Employer will transfer Personal Data internally as necessary for the purpose of implementation, administration and management of the   Optionee’s participation in the Plan, and the Company and/or Employer may further transfer Personal Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The third party recipients of Personal Data may be any affiliate of the Company or a broker/administrator that the Company may engage to assist with the implementation, administration and management of the Plan from time to time. These recipients may be located in the European Economic Area, or in in other countries, such as the United States, which may not be considered to provide the same level of privacy protection to Personal Data as that provided by the Optionee's home country. The Optionee hereby authorizes (where required under applicable law) such processing and transfer of Personal Data.

(c)The Optionee may, at any time, exercise the Optionee’s rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation  as to the existence of the Personal Data, (ii) verify the content, origin and accuracy of the Personal Data, (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Personal Data, (iv) oppose, for legal reasons, the collection, processing or transfer of the Personal Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Optionee’s participation in the Plan, and (v) withdraw the Optionees’s consent to the collection, processing or transfer of Personal Data as provided hereunder (in which case, the Option will become null and void). The Optionee may seek to exercise these rights by contacting the Optionee’s local Human Resources office.

19.Addendum to Agreement. Notwithstanding any provision of this Agreement to the contrary, the Option shall be subject to any special terms and conditions for the Optionee’s country of residence (and country of employment, if different) as set forth in the addendum to this Agreement (the “Addendum”). Further, if the Optionee transfers residence and/or employment to another country, any special terms and conditions for such country will apply to the Optionee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer).  The Addendum shall constitute part of this Agreement.

20.Additional Requirements; Optionee’s Undertaking. The Company reserves the right to impose other requirements on the Option, any Shares acquired pursuant to the Option and the Optionee’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring the Optionee to sign any agreements or undertakings that may be necessary to accomplish the foregoing. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the provisions of this Agreement.

21.Recoupment. The Option and any Shares issued or any gain realized in respect thereof, shall be subject to any recoupment or forfeiture policy as set forth in the Plan or that the Company may adopt from time to time, to the extent any such policy is applicable to the Optionee. By accepting the grant of Options, the Optionee agrees and consents to the Company’s application, implementation and enforcement of (a) such recoupment or forfeiture policy and (b) any provision of applicable law relating to cancellation, recoupment, forfeiture, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate the recoupment or forfeiture policy (as applicable to the Optionee) or applicable law without further consent or action being required by the Optionee. For purposes of the foregoing, the Optionee expressly and explicitly authorizes the Company to issue instructions, on the Optionee’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Shares and other amounts acquired in respect to the Options awarded under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company. To the extent that the terms of this Agreement and the recoupment or forfeiture policy conflict, the terms of the applicable policy shall prevail.

22.Electronic Delivery. The Company may, in its sole discretion, deliver by  electronic means any documents related to the Option or the Optionee’s future participation in the Plan.  The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

23.English Language. If the Optionee is resident or employed in a country where English is not an official language, the Optionee acknowledges and agrees that it is the Optionee’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the grant of the Option, be drawn up in English. If  the Optionee has received this Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

24.Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier by telecopy or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)if to the Company, at:

Metaldyne Performance Group Inc. One Towne Square, Suite 550 Southfield, MI 48076

USA

Fax: +1 (248) 281-1934

Attention: General Counsel

with copy to:

Metaldyne Performance Group Inc. One Towne Square, Suite 550 Southfield, MI 48076

USA

Fax: +1 (248) 281-1934

Attention: Vice President & Corporate Controller

(b)if to the Optionee, at the address most recently supplied to the Company and set forth in the Company’s records, with a copy to his attorney at such address as shall have been provided to the Company;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date received), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in  the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third (3rd) business day following the date on which the piece of mail containing such communication is posted.

25.Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach. Any of the provisions of this Agreement may be waived only by an instrument in writing executed by the party or parties whose rights are being waived.

26.Amendment. Except as otherwise provided in the Plan, this Agreement may not be amended, terminated, suspended or otherwise modified except in a written instrument, duly executed by both parties. Waivers of or amendments to this Agreement shall be binding as against the Company only if approved by the Board or such committee of the Board appointed  by the Board to administer the Plan.

27.Governing Law.  This Agreement shall be governed by, and construed in accordance  with, the laws of the State of Delaware as such laws are applied to contracts entered into and performed in such jurisdiction, without giving effect to principles of conflicts of laws.

28.Counterparts. This Agreement may be executed in one or more counterparts, manually or electronically, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

29.Entire Agreement. This Agreement, the Addendum and the Plan (and the other writings incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

30.Severability.  This Agreement shall be enforceable to the fullest extent allowed by law.   In the event that a court holds any provision of this Agreement to be invalid or unenforceable, then, if allowed by law, that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the remainder of this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall  not invalidate or render unenforceable such provision in any other jurisdiction.

31.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit  of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 11 hereof.

By accepting this grant (as the Optionee), I acknowledge and agree that this Option is granted under and governed by the terms of the Metaldyne Performance Group Inc. 2014 Equity Incentive Plan, which is attached to and made a part of this document. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

Intending to be bound, the parties hereto have executed this Nonqualified Stock Option Agreement as of the Grant Date.

METALDYNE PERFORMANCE GROUP INC.

By:	Name:	Mark Blaufuss
	Title:	Chief Financial Officer

OPTIONEE:

Name:

Addendum to the

Metaldyne Performance Group Inc.

2014 Equity Incentive Plan

Nonqualified Stock Option Agreement

In addition to the terms of the Plan and the Agreement, the Option is subject to the following additional terms and conditions to the extent the Optionee resides and/or is employed in one of the countries addressed herein. Pursuant to Section 19 of the Agreement, if the Optionee transfers residence and/or employment to another country reflected in this Addendum, the additional terms and conditions for such country (if any) will apply to the Optionee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms as may be necessary or advisable to accommodate the Optionee’s transfer). All capitalized terms not defined in this Addendum shall have the same meaning as set forth in the Plan and the Agreement.

CANADA

Exercise of the Option. Notwithstanding Sections 5(b) and 6(b) of the Agreement or any other provision in the Agreement or the Plan to the contrary, if the Optionee is resident in Canada, the Optionee may not tender Shares that the Optionee owns to pay the Exercise Price or Tax-Related Items in connection with the Option.

FRANCE

Use of English Language. By accepting the Agreement, the Optionee confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language. The Optionee accepts the terms of those documents accordingly. En acceptant le Contrat, le Bénéficiaire d’Options confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat) qui ont été communiqués en langue anglaise. Le Bénéficiaire d’Options accepte les termes de ces documents en connaissance de cause.

KOREA

Consent  to  Collection/Processing/Transfer  of Personal Data.By  accepting  the Option and executing the Agreement:

1.	The Optionee agrees to the collection, use, processing and transfer of the personal data as described in Section 18 of the Agreement.
2.	The Optionee agrees to the processing of the Optionee’s unique identifying information (resident registration number) as described in Section 18 of the Agreement.

MEXICO

1.Commercial Relationship. The Optionee expressly recognizes that participation in the Plan and the Company’s grant of the Option does not constitute an employment relationship between the Optionee and the Company. The Optionee has been granted the Option as a consequence of the commercial relationship between the Company and the Company’s Subsidiary in Mexico that employs the Optionee, and the Company’s Subsidiary in Mexico is the Optionee’s sole employer.  Based on the foregoing, (a) the Optionee expressly recognizes that  the Plan and the benefits the Optionee may derive from participating in the Plan does not establish any rights between the Optionee and the Company’s Subsidiary in Mexico that employs the Optionee, (b) the Plan and the benefits the Optionee may derive from participating in the  Plan are not part of the employment conditions and/or benefits provided by the Company’s Subsidiary in Mexico that employs the Optionee, and (c) any modifications or amendments of  the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with the Company’s Subsidiary in Mexico that employs the Optionee.

2.Extraordinary Item of Compensation. The Optionee expressly recognizes and acknowledges that participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Optionee’s free and voluntary decision to participate in the Plan  in accordance with the terms and conditions of the Plan, the Agreement and this Addendum. As such, the Optionee acknowledges and agrees that the Company, in its sole discretion, may amend and/or discontinue the Optionee’s participation in the Plan at any time and without any liability. The value of the Option and underlying Shares is an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any. The grant of the Option is not part of the Optionee’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Company’s Subsidiary in Mexico that employs the Optionee.

SPAIN

1.Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. This provision supplements the terms of the Agreement:

In accepting the grant of the Option, the Optionee acknowledges that the Optionee consents to participation in the Plan and has received a copy of the Plan.

The Optionee understands that the Company has unilaterally, gratuitously and in its sole discretion granted Stock Options under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries or affiliates on an ongoing basis. Consequently, the Optionee understands that the Option is granted on the assumption and condition that the Option and the Shares acquired upon exercise of the Option shall not become a part of any employment contract (either with the Company or any of its Subsidiaries or affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Optionee understands that this grant would not be made to the Optionee but for the assumptions and conditions referenced above; thus,   the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the grant of the Option shall be null and void.

Further, the Optionee understands and agrees that the vesting of the Option is expressly conditioned on the Optionee’s continued and active rendering of Service, such that upon a termination of Service, the Option may cease vesting immediately, in whole  or in part, effective on the date of the Optionee’s termination of Service as determined by the Board in its sole discretion (unless otherwise specifically provided in Section 4 of the Agreement) and, after the Optionee’s termination of Service, the Optionee shall have a limited period of time to exercise the vested portion of the Option, if any.  This will be  the case, for example, even if (a) the Optionee is considered to be unfairly dismissed without good cause; (b) the Optionee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) the Optionee terminates Service due to a change of work location, duties or any other employment or contractual condition, (d) the Optionee terminates Service due to a unilateral breach of contract by the Company or a Subsidiary. Consequently, upon termination of the Optionee’s Service for any of the above reasons, the Optionee may automatically lose any rights to an Option that was not vested on the date of the Optionee’s termination of Service, as described in the Plan and Agreement.

The Optionee acknowledges that the Optionee has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a termination of Service on the Option.

2.Termination for Cause. “Cause” shall be defined as indicated in the Plan, irrespective of whether the termination of Service is or is not considered a fair termination (i.e., “despido procedente”) under Spanish legislation.

UNITED KINGDOM

1.Responsibility for Taxes; Tax Withholding. The following provision supplements Section 6 of the Agreement:

If payment or withholding of the income tax due in connection with the Option is not made within ninety (90) days after the end of the U.K. tax year in which the event giving rise to the income tax liability occurred or  such  other  period  specified  in  Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Optionee to the Employer, effective as of the Due Date. The Optionee agrees that the  loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or Employer may recover it at any time thereafter by any of the means referred to in   Section 6 of the Agreement. Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), will not be eligible for a loan to cover the income tax liability.     In the event that the Optionee is a director or executive officer and the income tax is not collected from or paid by the Optionee by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Optionee on which additional income tax and national insurance contributions (“NICs”) will be payable.   The Optionee will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for reimbursing the Company or the Employer (as applicable) the value of any employee NICs due on this additional benefit.

2.Exclusion of Claim. The Optionee acknowledges and agrees that the Optionee  will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Optionee ceasing to have rights under or to be entitled to the Option, whether or not as a result of the Optionee’s termination of Service (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Option. Upon the grant of the Option, the Optionee shall be deemed irrevocably to have waived any such entitlement.

GBA9LJGU

04/06/2016 04:12 pm U.S. Eastern Standard Time

ACCEPTED